CONSULTING AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this 1st day of December, 2006 by and between _________________ ("____"), businessman, with a mailing address at ______________________________ and, PRIMEGEN ENERGY CORPORATION ("the Company"), a Nevada corporation having a place of business at 3625 Hall Street, Suite 900, Dallas, TX 75219.

W I T N E S S E T H:

WHEREAS, the Company desires to obtain general management and financial consulting services from ____; and

WHEREAS, ____ desires to perform these services for the Company on terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ____ hereto agree as follows:

1.            Engagement of ____. Subject to the terms of this Agreement, the Company does hereby appoint and engage ____ as a consultant and ____ hereby accepts his appointment and engagement by the Company as a consultant to the Company with respect to the services specified in paragraph 2 of this Agreement for the compensation set forth in paragraph 4 of this Agreement.

2.	Services.

(a)          As mutually determined from time to time by ____ and the Company, during the term specified in paragraph 6 of this Agreement, ____ shall undertake to consult with and advise the Company, by telephone or in person, as ____ in his sole discretion shall determine, with respect to financial and business matters, including but not limited to managing the Company’s existing business, assistance with fund raising to implement the Company's business plans, implementation of the Company's efforts to review capitalization, raise funding, or pursue mergers, acquisitions or divestitures and other transactions, on an exclusive basis.

(b)          ____ agrees to spend a reasonable amount of time needed to accomplish his services under this Agreement, and to be available for telephone calls, meetings and other matters on as needed basis.

3.            Term.   Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective for three (3) years from its execution by ____ and the Company. The Term will renew in 12-month increments unless either party notifies the other 90 days prior to the expiration of the Term of the cancellation of this Agreement.

4.	Compensation.

(a)          As full consideration for the services to be provided pursuant to paragraph 2 of this Agreement (and in addition to the expenses provided for in paragraph 5 hereof), the Company shall pay ____ or ____'s designee(s), an aggregate of Five Hundred Forty Thousand Dollars ($540,000) in U.S. currency, payable in thirty-six (36) monthly installments of $15,000 on or before the tenth (10th) day of each month during the term of this Agreement.

(b)          The Company and ____ mutually agree that the status of ____ is that of an independent contractor operating at his own risk. ____ agrees that it is not and will not act, represent, describe or hold himself out in any way, directly or by implication, as a partner, joint venturer or agent of the Company and will not describe himself as a representative for the Company, except with respect to the performance of the services contemplated by paragraph 2 of this Agreement.

(c)          The obligation of the Company to pay the fees described in subparagraph 4 of this Agreement shall be absolute and unconditional as long ____ performs his obligations under this Agreement, and shall be payable without offset, deduction or claim of any kind or character.

(d)          The Company hereby acknowledges and consents that ____ may receive additional fees or other compensation from one or more of the lenders, subscribers, customers, investors or parties to any transaction that may involve the Company for various services which may include, in part, services related to this Agreement.

5.            Expenses.          In addition to the fees payable hereunder, and regardless of whether any transaction set forth in paragraph 4 hereof is proposed or consummated, the Company shall reimburse ____ for all fees and disbursements of ____'s travel and out-of-pocket expenses incurred in connection with the services performed by ____ pursuant to this Agreement, including without limitation, hotels, food and associated expenses and long distance calls. In addition to the foregoing expenses, the Company hereby agrees to pay ____ $3,000 per month unaccountable office expense allowance.

6.	Liability of ____.

(a)          The Company acknowledges that all opinions and advice (written or oral) given by ____ to the Company in connection with ____'s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of ____ to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to ____, or use ____'s name in any annual reports or any other statements, reports or releases of the Company without ____'s prior written consent.

(b)          The Company acknowledges that ____ makes no commitment whatsoever as to making or causing others to make a market in the Company's securities or as to recommending or advising his clients or other parties to purchase the Company's securities.

7.            ____'s Services to Others. The Company acknowledges that ____ or his affiliates are in the business of providing financial advisory and investment banking consulting advice to others. Nothing contained in this Agreement shall be construed to limit or restrict ____ in conducting such business with others, or in rendering such advice to others, except to any direct competitors of the Company.

8.	Company Information.

(a)          The Company recognizes and confirms that, in advising the Company and in fulfilling his engagement hereunder, ____ will use and rely on data, material and other information furnished to ____ by the Company. The Company acknowledges and agrees that in performing his services under this Agreement, ____ may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of such data, material or other information.

(b)          Except as contemplated by the terms of this Agreement or as required by applicable law, ____ shall keep confidential all material, non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of his employees and advisors as ____ determines a need to know.

9.	Indemnification.

(a)          (i)          The Company shall indemnify and hold ____ harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the services rendered by ____ or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of and proximately caused by the reckless acts or omissions of ____. In addition, the Company shall also indemnify and hold ____ harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

(ii)          ____ shall give the Company prompt notice of any such liability, claim or lawsuit which ____ contends is subject to the Company's indemnification obligations under this Agreement, and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

(b)          (i)          ____ shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act, the Exchange Act or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by ____ for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, ____ shall also indemnify and hold harmless the Company against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

(ii)        The Company shall give to ____ prompt notice of any such liability, claim or lawsuit which the Company contends is subject to ____'s indemnification obligations under this Agreement, and ____ thereupon shall be granted the right to take any and all necessary and proper action, at his sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

(c)          In order to provide for just and equitable contribution under this Agreement in any case in which (i) any person entitled to indemnification under this paragraph 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph 9 provides for indemnification in such case, or (ii) contribution under this Agreement may be required on the part of any such person in circumstances for which indemnification is provided under this paragraph 9, then, and in each such case, the Company and ____ shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the transactions in connection with this Agreement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above, in no event shall ____ shall be required to contribute any amount in excess of 5% of the public offering price of any equity securities, and 3% of the public offering price of any debt securities offered in connection with this Agreement; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party. The indemnification and contribution rights contained in this paragraph 9 are in addition to any other rights and remedies which either party hereto may have at law, in equity or otherwise.

10.          Disclaimer by Consultant. The Consultant makes no representation that (a) the price of the Company's publicly-traded securities will increase, (b) any person will purchase securities in the Company as a result of the contract, or (c) any investor will lend money to or invest in or with the Company.

11.          Notices. All notices, demands and requests required and permitted to be given under the provisions of this Agreement shall be deemed duly given if and when delivered personally or mailed by certified mail, postage prepaid, addressed as follows or to such other address as The Company or ____ may hereafter specify in writing:

If to the Company:

PRIMEGEN ENERGY CORPORATION

3625 Hall Street, Suite 900

Dallas, TX 75219

If to ____:

________________________________

________________________________

________________________________

________________________________

12.	General.

(a)          This Agreement embodies the entire agreement and understanding between the Company and ____ with respect to the subject matter hereof and it is expressly agreed that any prior agreements or understandings between the Company and ____ relating to the subject matter of this Agreement, whether oral or written, are canceled by execution of this Agreement

(b)          This Agreement shall be construed and governed in accordance with the laws of the Province of British Columbia, Canada.

(c )	This Agreement shall be binding upon and inure to the benefit of the

Company and ____ and their respective successors and assigns. Neither party shall have the right to assign this Agreement, however, without the prior written consent of the other party to this Agreement.

(d)          No modifications or waiver of any provisions of this Agreement shall be valid unless it is in writing and duly executed by the party to be charged. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision of this Agreement at any other time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PRIMEGEN ENERGY CORPORATION:

By:

Its:

Per:

[NAME]